Exhibit 99.1

June 2, 2025

To: British Columbia Securities Commission

 Alberta Securities Commission

 Ontario Securities Commission

RE: SPHERE 3D CORP. - ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS HELD ON MAY 29, 2025 VOTING RESULTS

This report on the voting results of our Annual and Special Meeting of Shareholders held on May 29, 2025 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of April 17, 2025.

1. Election of Directors

  On a vote taken regarding the election of directors, it was declared that the shareholders elected the following nominees as directors of Sphere 3D Corp. for the ensuing year or until their successors are duly elected or appointed. Voting results are as follows:

Nominees	Votes For	% For	Votes Withheld	% Withheld
Timothy Hanley	4,270,895	93.02	320,315	6.98
Susan Harnett	4,267,901	92.96	323,309	7.04
Duncan J. McEwan	4,269,362	92.99	321,848	7.01

2. Ratification of Auditors

On a vote taken regarding the auditors, it was declared that the shareholders approved the ratification of the selection of MaloneBailey LLP as auditors of Sphere 3D Corp. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
10,525,847	94.80	576,799	5.20

3. Approval of the 2025 Performance Incentive Plan

On a vote taken regarding the 2025 Performance Incentive Plan, it was declared that the shareholders approved the 2025 Performance Incentive Plan.  Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
3,927,252	85.54	663,958	14.46

4. Approval of Share Consolidation

On a vote taken regarding a consolidation of the common shares of the Company, it was declared that the shareholders approved a special resolution to amend the Articles of the Company to potentially consolidate the Company's common shares. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
9,561,078	86.12	1,541,568	13.88

No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

/s/ Jason Meretsky
____________________________

Jason Meretsky

Secretary of the Meeting